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                                                                    EXHIBIT 5.1



                       [GREYHOUND LINES, INC. LETTERHEAD]



                                October 18, 1995



Greyhound Lines, Inc.
15110 North Dallas Parkway
Suite 600
Dallas, Texas  75248


Ladies and Gentlemen:

                 I am the Vice President and General Counsel of Greyhound Lines, Inc., a Delaware corporation (the "Company"), and in such capacity I am familiar with the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to up to an aggregate of 4,575,810 shares (the "Shares") of common stock, par value $.01 per share, of the Company. The Shares are issuable upon exercise of options granted or available to be granted under the Greyhound Lines, Inc. 1993 Non-Employee Director Stock Option Plan, the Greyhound Lines, Inc. 1995 Long Term Stock Incentive Plan, the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan, The Charles A. Lynch Stock Option Plan, The Robert B. Gill Stock Option Plan and The Thomas F. Meagher Stock Option Plan (collectively, the "Plans").

                 In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Restated Certificate of Incorporation of the Company, as amended to date, the Plans filed (or incorporated by reference) as exhibits to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereafter set forth.

                 In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or
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Greyhound Lines, Inc.
October 18, 1995
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comparable documents of officers and representatives of the Company.

                 Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

                 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 2. The Shares to be issued pursuant to the Plans have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Plans and the agreements governing the options to purchase the Shares, will be validly issued, fully paid and nonassessable, and free of preemptive rights.

                 The opinions expressed herein are limited to the corporate laws of the State of Delaware, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                 The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person nor may this letter or any copies thereof be furnished to any third party, filed with a governmental agency, quoted or cited or otherwise referred to without my prior written consent, except that I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent also is given to the reference to me under the caption "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.

                                        Very truly yours,




                                        /s/ MARK E. SOUTHERST
                                        Mark E. Southerst
                                        Vice President,
                                        General Counsel and Secretary